UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
YARDVILLE NATIONAL BANCORP

(Name of Registrant as Specified in its Charter)
NOT APPLICABLE

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YARDVILLE NATIONAL BANCORP
2465 Kuser Road
Hamilton, New Jersey 08690
IMPORTANT NOTICE FROM YOUR BOARD OF DIRECTORS
April 14, 2006
Dear Fellow YNB Shareholder:
YNB’s Annual Meeting of Shareholders on May 3, 2006 is only weeks away, and we want to help eliminate any confusion regarding proxy voting so that you can make the right choice for YNB’s future. Enclosed is the proxy being solicited by your Board of Directors, supporting the re-election of Samuel D. Marrazzo, Louis R. Matlack, and George D. Muller – highly experienced directors who have served YNB diligently.
ENSURE THAT YOUR BOARD CAN CONTINUE TO EXECUTE
YNB’S SUCCESSFUL STRATEGIC PLAN.
VOTE ONLY FOR THE COMPANY’S THREE HIGHLY EXPERIENCED
INCUMBENT DIRECTORS ON THE ENCLOSED “BLUE PROXY” CARD
Your YNB Board and management team have worked hard over the years to build a company that we can all be proud of:
•	20% annual return to YNB shareholders over the past ten years
•	20% compound annual net income growth over the past ten years
•	A proud 81-year history of serving the communities in which YNB operates
•	Experienced management committed to long-term value for all shareholders
We strongly urge you to vote FOR and re-elect our three highly qualified incumbent directors – Samuel D. Marrazzo, Louis R. Matlack, and George D. Muller – by signing, dating, and returning the COMPANY’S “BLUE PROXY” CARD.
Do not be confused by phone calls or mailings you may receive asking you to vote the “white proxy card” or to vote for anyone other than the three directors above. Your vote FOR the Company’s nominees above is critical to YNB’s future.
ONLY YOUR LATEST DATED AND SIGNED PROXY CARD COUNTS.
IF YOU FEEL YOU HAVE EXECUTED THE WRONG CARD, JUST SIGN, DATE AND RETURN
THE COMPANY’S “BLUE PROXY” CARD, WHICH IS ENCLOSED, TODAY.
If you hold your shares with a broker, you may be able to vote your shares by telephone or by the Internet. If available, simply follow the instructions on the enclosed “BLUE PROXY” card to assure you are voting for our experienced incumbent Board nominees. If you have any questions or need any assistance in voting your shares, please do not hesitate to contact YNB’s proxy solicitor, Georgeson Shareholder, at 1-800-509-1393.
Your Board of Directors and I continue to highly value your support.

Jay G. Destribats
Chairman

YOUR VOTE IS IMPORTANT!
1.	To vote FOR your Company’s nominees, you MUST execute a “BLUE PROXY” CARD.

2.	The Board of Directors urges you to DISCARD the white proxy card you may have received from the dissident group. A “WITHHOLD AUTHORITY” vote on their white proxy card is NOT a vote for your Board’s nominees.

3.	If you voted on a white proxy card but wish to SUPPORT YOUR COMPANY’S NOMINEES, please sign, date, and mail the enclosed “BLUE PROXY” CARD in the postage-paid envelope provided as soon as possible.

4.	Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting.

5.	If any of your shares are held in the name of a bank, broker or other nominee, contact the party responsible for your account if necessary and direct them to vote your shares FOR YOUR COMPANY’S NOMINEES.

If you have questions or need assistance in voting your shares, please call
17 State Street, 10th Floor
New York, NY 10004
Toll Free (800)
509-1393
Banks and Brokerage Firms please call collect
(212) 440-9800